UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2024
____________________
EXICURE, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modification to Rights of Security Holders.

The information under Item 5.03 below is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 26, 2024, Exicure, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect a one-for-five (1-for-5) reverse stock split of its outstanding common stock (the “Reverse Stock Split”). The Amendment will be effective at 5:00 p.m. Eastern Time on August 27, 2024. A series of alternate amendments to effect a reverse stock split was approved by the Company’s stockholders at the Company’s Special Meeting of Stockholders held on August 20, 2024, and the specific one-for-five (1-for-5) reverse stock split was subsequently approved by the Company’s board of directors on August 20, 2024.

The Amendment provides that, at the effective time of the Amendment, every five (5) shares of the Company’s issued and outstanding common stock will automatically be combined into one (1) issued and outstanding share of common stock, without any change in par value per share. The Reverse Stock Split will not affect the number of authorized shares of common stock.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders will receive a full share in lieu of fractional shares. The Reverse Stock Split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s common stock (except to the extent resulting from the treatment of fractional shares).

The Company’s common stock will begin trading on The Nasdaq Capital Market on a split-adjusted basis when the market opens on August 28, 2024. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 30205M309.

Additional information on the Reverse Stock Split can be found in the Company’s definitive proxy statement filed with the SEC on July 30, 2024.

The Amendment is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.
On August 20, 2024, the Company held its Special Meeting. A total of 8,561,148 shares of the Company’s common stock were entitled to vote as of July 26, 2024, the record date for the Annual Meeting, of which 4,372,927 shares were represented in person or by proxy at the Special Meeting. At the Special Meeting, the stockholders of the Company voted on the following proposal:
1.the approval to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-15 as determined by the Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”).
Proposal 1 – Reverse Stock Split of Outstanding Shares
The voting results with respect to the Reverse Stock Split Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
4,108,023	228,956	35,948	N/A

Accordingly, the Company’s stockholders approved the Reverse Stock Split Proposal. No other matters were submitted to a vote of stockholders at the Special Meeting.

Item 7.01    Regulation FD Disclosure.

On August 26, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as amended, of Exicure, Inc.
99.1	Press release dated August 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2024	EXICURE, INC.

	By:	/s/ Paul Kang
Paul Kang
Chief Executive Officer